Exhibit 10.10

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of this 21st day of October, 2009, by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”), and Louis J. Maione (the “Employee”). The Company and the Employee shall sometimes be referred to herein individually, as a “Party” and collectively, as the “Parties.”

WITNESSETH:

WHEREAS, the Company is in the businesses of (i) designing and manufacturing genomic based reagents for the diagnosis and prognosis of cancer and, (ii) operating a service lab for esoteric testing of cancer;

WHEREAS, the Employee has been providing on-going services to the Company as chief executive officer;

WHEREAS, the Company believes that the Employee’s skills are beneficial to the Company; and

WHEREAS, the Company desires to continue to employ the Employee as general counsel and as Director of the Company’s European operations.

NOW, THEREFORE, in consideration of the mutual covenants and the premises herein set forth, the Company and the Employee hereby agree as follows:

1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment, under the terms and conditions set forth in this Agreement.

2. Term. The term of this Agreement shall commence as of the date of this Agreement and shall continue for a period of two (2) years (the “Initial Term”). This Agreement may be renewed upon mutual consent of the Parties for additional one (1) year periods after the expiration of the Initial Term. The Initial Term, together with any renewal periods, shall sometimes collectively be referred to herein as the “Term.”

3. Position and Duties. The Employee shall have the position of general counsel, subject to reconfirmation by the board of directors of the Company (the “Board of Directors”), and shall have the duties and responsibilities of that office, as well as such other duties and responsibilities as the Chairman and/or Chief Executive Officer may from time-to-time reasonably direct. Specifically, Employee will report to the Chairman with respect to all European operations and to the CEO (once the position is filled) for all general counsel and other matters. Until the CEO position is filled, the Employee shall report to the Chairman with respect to such general counsel responsibilities.

4. Obligations of Employee. The Employee shall devote the Employee’s services to the Company and perform the Employee’s duties faithfully and to the best of the Employee’s ability. The Employee shall devote all of the Employee’s working time, attention and efforts to the business and affairs of the Company; provided, however, that the Employee shall be free to engage in outside activities that do not interfere with the performance of the Employee’s duties under this Agreement and are not in conflict with the interests of the Company.

5. Salary and Benefits. In consideration of the Employee’s agreement to be employed by the Company and for the services to be rendered under this Agreement, the Company agrees to provide compensation to the Employee as follows:

(a) Salary. During the Term, the Employee shall be paid an annual salary of Two Hundred Fifty Thousand Dollars ($250,000.00) payable in equal biweekly installments. The annual salary of the Employee shall be reviewed on an annual basis by the Board of Directors, in its sole discretion, taking into consideration, among other things, the salary and compensation of other officers of the Company hired after the date of this Agreement, and such other factors as the Board of Directors deems relevant.

(b) Bonus. The Employee shall be eligible for an annual bonus equal to up to twenty percent (20%) of the Employee’s then current annual salary. The Company agrees that within sixty (60) days of this Agreement, the Company and the Employee shall develop reasonable financial and performance benchmarks or milestones, (collectively “Milestones”) with respect to the European operations. The Employee shall be entitled to an annual bonus in accordance with the Milestones.

(c) Reimbursement of Expenses. During the Term, the Company shall reimburse the Employee for the Employee’s reasonable business expenses incurred in the performance of the Employee’s duties under this Agreement; provided, however, that such expenses are verified by written receipts or invoices if and to the extent required by the Board of Directors.

(d) Fringe Benefits. The Employee shall be eligible to participate in any medical plans and other similar benefits, now or hereafter available to employees of the Company, subject only to the Employee’s meeting the qualification requirements for such benefits. During the Term, the Employee shall be entitled to receive vacation in accordance with the written policy of the Company, as prescribed by the Board of Directors from time-to-time. In addition, the Employee shall continue to receive an automobile lease allowance of up to Five Hundred Fifty Dollars ($550.00) per month throughout the Term.

(e) Stock Options. The Employee will be entitled to participate in a stock option plan of the Company, as approved by the Board of Directors (the “Stock Option Plan”), subject only to the Employee’s meeting the qualification requirements for the Stock Option Plan. The number of options to be granted to the Employee pursuant to the Stock Option Plan, if any, and the purchase price for such options, shall be determined by the Board of Directors, in its sole and absolute discretion, from time to time.

6. Termination.

(a) This Agreement shall terminate and the Employee shall cease to be an employee of the Company upon occurrence of any of the following events:

(i) The mutual agreement of the Employee and the Company;

(ii) Death of the Employee;

(iii) The Employee’s employment being terminated for “cause”, For purposes of this Agreement, the term “cause” shall mean any one of the following acts:

(A) The Employee’s fraud, dishonesty or gross misfeasance, as determined by the Board of Directors;

(B) The Employee’s conviction by a court of competent jurisdiction of a crime involving moral turpitude or dishonesty; or

(C) The Employee’s (1) unreasonable failure to perform his duties, as determined by the Board of Directors, or (2) substantial and material breach of, or default under, this Agreement or the Proprietary Information and Invention Assignment Agreement (as defined herein). The unreasonable failure of the Company, as determined by the Board of Directors, to meet reasonable sales and product development benchmarks, as may be agreed to from time to time by the Employee and the Board of Directions. In the case of any of the conditions set forth in this Section 6(a)(iii)(C), the Employee shall be given written notice of the intent of the Board of Directors to terminate the Employee’s employment under this paragraph and shall set forth in such notice the reasons for the Company’s intention to terminate pursuant to this paragraph, and provided that the Employee shall be permitted ninety (90) days from receipt of such written notice to cure any such breach or default to the reasonable satisfaction of the Board of Directors.

(iv) Disability of the Employee. For the purpose of this Agreement, the Employee shall be deemed to have become disabled when the Board of Directors, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. Before making any termination decision pursuant to this Section 6(a)(iv), the Board of Directors shall determine whether there is any reasonable accommodation (within the meaning of the Americans With Disabilities Act) which would enable the Employee to perform the essential functions of the Employee’s position under this Agreement despite the existence of such disability. If such a reasonable accommodation is possible, the Company shall make that accommodation and shall not terminate the Employee’s employment hereunder based on such disability;

(v) The cessation of the business of the Company.

(b) This Agreement may be terminated by the Employee, in which case the Employee shall cease to be an employee of the Company, upon (i) the Company’s breach of any of the terms and conditions required to be complied with by the Company pursuant to this Agreement, or (ii) an unreasonable and material change in the Employee’s title, duties or responsibilities by the Board of Directors; provided, however, that prior to terminating this Agreement, the Company shall be given written notice of the intent of the Employee to terminate the Employee’s employment under this paragraph the Company shall be permitted ninety (90) days from receipt of such written notice to cure any such breach or default to the reasonable satisfaction of the Employee. Notwithstanding any provision of this Agreement to the contrary, this Agreement may not be terminated by the Employee pursuant to this Section 6(b) as a result of a reduction of the level of compensation paid or provided to the Employee pursuant to Section 5, so long as such reduction is applied to all other employees of the Company having similar seniority and/or responsibility.

(c) This Agreement may be terminated by the Company at any time without “cause” (as defined in Section 6(a)) upon thirty (30) days’ prior written notice to the Employee. Upon any such termination of this Agreement, all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligations with respect to earned but unpaid compensation and bonus and unreimbursed expenses under Section 5, obligations with respect to Severance Payments (as defined in Section 7) and the obligations of the Company pursuant to Sections 14 and 15.

7. Payments upon Termination. If this Agreement is terminated pursuant to Section 6(b) or 6(c), and subject to the Employee’s signing a general release of claims in a form and manner satisfactory to the Company, the Employee shall be entitled to receive accrued benefits and twelve (12) months salary at the Employee’s then current rate of annual salary, together with continuation of health insurance benefits for a period of twelve (12) months from the date of termination (the “Severance Payment”). The Severance Payment shall be paid in equal bi-weekly installments over the relevant severance period. Notwithstanding the foregoing, the Company may elect to pay the Employee a single lump sum payment, in which case, the Company shall be entitled to discount to its present value, the sum payable under this paragraph, on the basis of the applicable prime rate of interest as advertised in the Wall Street Journal, Eastern Edition, on the date of termination of this Agreement. The Employee specifically agrees that, upon termination pursuant to Section 6(b) or 6(c), the Company will not have any obligation with respect to the unearned (future) compensation and bonus under Section 5 for the remaining Term, if any, under this Agreement.

8. Insurance on Employee. The Company shall be entitled to obtain and maintain, at the Company’s expense, key person life insurance on the life of the Employee, naming the Company as the beneficiary of such policy. The Employee agrees to cooperate with the Company and take all reasonable actions necessary to obtain such insurance, such as taking usual and customary physical examinations and providing true and accurate personal, health related information for any application at no cost to the Employee.

9. Proprietary Information and Invention Assignment Agreement. The terms of the proprietary information and invention assignment agreement dated October 21, 2007 attached hereto as Exhibit A (the “Proprietary Information and Invention Assignment Agreement”) are incorporated herein by reference and remain in full force and effect. If there is any conflict between the terms of the Proprietary Information and Invention Assignment Agreement and the terms of this Agreement, the terms of this Agreement shall prevail.

10. Assignment. This Agreement is personal to each of the Parties, and neither Party may assign nor delegate any of that Party’s rights or obligations under this Agreement without first obtaining the written consent of the other Party, except that the Company may assign and delegate its rights and obligations under this Agreement to a legal successor to the Company or an assignee whose management and ownership remains unchanged from that of the Company.

11. Notices. All notices required under this Agreement shall be given by personal delivery or by mailing, via certified or registered mail, return receipt requested, addressed to the Company or to the Employee and addressed as follows:

To the Company:
Cancer Genetics, Inc. 201 Route 17 North, 2nd Floor Rutherford, New Jersey 07070 Attn: President

To Employee:
Louis J. Maione 850 Park Avenue, 10B New York, New York 10075

If sent by mail, such notice shall be deemed to have been given on the date set forth on receipt of the registered or certified mail or upon the third day after mailing, whichever is earlier. Addresses may be changed only by giving written notice thereof, via registered or certified mail, to the other Party.

12. Expenses of Enforcement. In the event that any suit or legal proceeding is brought to enforce any provision of this Agreement, the prevailing Party in such suit or proceeding shall be entitled to receive all of such Party’s reasonable expenses, including attorneys’ fees and costs.

13. Prior Agreement. The Parties agree that this Agreement amends and supersedes the terms of that certain employment agreement between the parties dated October 2, 2007 (the “2007 Agreement”). The Parties agree that this Agreement is entered into voluntarily, and the Employee waives and releases the Company and its officers, directors, shareholders, agents, and consultants from any and all claims, which the Employee had or now has in relation to the 2007 Agreement (including demand for the Severance Payment thereunder).

14. Registration Rights. The Company agrees that if the Company proposes to file a registration statement under the Securities Act with respect to any equity security (including a registration statement on Form S-4 or S-8 or any successor or similar forms), the Company shall include in such registration statement, and shall use its best efforts to cause the managing underwriter, if any, of any such proposed offering to permit the offering in such registration statement of, the shares of Common Stock of the Company owned by the Employee, on the terms and conditions most favorably provided with respect to any of the other equity securities included in such registration statement. The provisions to this Section shall survive the expiration or termination of this Agreement.

15. Loan Repayment. Within ninety (90) days, of the closing of $3,500,000 or more of the Company’s Series B Preferred Stock offering, the Company shall pay in full the principal and all accrued and unpaid interest to the date of repayment due and payable pursuant to the Company’s Convertible Promissory Note 1 dated December 27, 2006 (the “Note”). Notwithstanding the foregoing, the Note, and all accrued interest, shall be paid by the Company upon the expiration or earlier termination for any reason, of this Agreement.

16. Miscellaneous.

(a) This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of New Jersey without giving effect to any choice or conflict of law rules to the contrary.

(b) Should any provision of this Agreement be held invalid or unenforceable, the remainder of this Agreement shall not be affected and shall be enforceable to the fullest extent permitted at law or in equity.

(c) This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings, and agreements, whether written or oral concerning the subject matter hereof.

(d) This Agreement shall not be amended, altered, changed, modified, supplemented, or rescinded in any manner except by written agreement executed by both Parties expressly referring to this Agreement.

(e) Any one or more waivers of a breach of a covenant or condition by either Party shall not be construed as a waiver of a subsequent breach of the same covenant or condition.

(f) The rights and obligations under this Agreement shall survive the termination of the Employee’s service to the Company in any capacity and shall be binding upon the Employee and the successors and assigns of the Company.

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IN WITNESS WHEREOF, each Party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

CANCER GENETICS, INC.

By:	/s/ Raju S.K. Chaganti
Name:	Raju S.K. Chaganti
Title:	Chairman

EMPLOYEE

/s/ Louis J. Maione
Louis J. Maione

EXHIBIT A

PROPRIETARY INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

PROPRIETARY INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

THIS PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (this “Agreement”), dated as of this 21 day of October, 2007, by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”), and Louis J. Maione (the “Inventor”). The Company and the Inventor shall sometimes be referred to individually, as a “Party” and collectively, as the “Parties.”

WITNESSETH:

WHEREAS, the Inventor maintains a relationship with the Company in a capacity in which the Inventor has received or contributed, or may receive or contribute, to the Company’s proprietary or confidential information; and

WHEREAS, the Company develops and uses valuable technical and non-technical confidential and proprietary information which it may wish to commercialize and protect either by patents, trademarks, copyrights, or by keeping secret and confidential.

NOW, THEREFORE, in consideration of the execution by the Company of that certain employment agreement, by and between the Company and the Inventor, of even date herewith, the receipt and sufficiency of which hereby acknowledged, the Company and Inventor, intending to be legally bound, hereby agree as follows:

1. Employment Relationship: Termination of Prior Agreement. The Inventor understands and acknowledges that this Agreement does not alter, amend or expand upon any rights the Inventor may have to continue in the employ of or the duration of such employment by the Company under any existing agreements, by and between the Company and the Inventor or under applicable law. Any employment relationship between the Company and the Inventor, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the “Relationship.”

2. Proprietary Information.

(a) Company Information. The Inventor agrees at all times during the term of the Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform the Inventor’s obligations to the Company under the Relationship, or to disclose to any person, firm, corporation or other entity without written authorization of the board of directors of the Company, any Proprietary Information (as defined herein) of the Company which the Inventor obtains or creates. The Inventor further agrees not to make copies of such Proprietary Information except as authorized by the Company. The Inventor understands that “Proprietary Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom the Inventor called or with whom the Inventor became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to the Inventor by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by the Inventor during the period of the Relationship, whether or not during working hours. The Inventor understands that “Proprietary Information” includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. The Inventor further understands that “Proprietary Information” does not include any of the foregoing items, which have become publicly and widely known and made generally available through no wrongful act of the Inventor or of others who were under confidentiality obligations as to the item or items involved.

(b) Prior Obligations. The Inventor represents that the Inventor’s performance of all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Inventor prior or subsequent to the commencement of the Relationship with the Company, and the Inventor will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. The Inventor will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party.

(c) Third Party Information. The Inventor recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Inventor agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Inventor’s work for the Company consistent with the Company’s agreement with such third party.

3. Inventions.

(a) Inventions Retained and Licensed. The Inventor has attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Inventor prior to the commencement of the Relationship (collectively referred to as “Prior Inventions”), which belong solely to the Inventor or belong to the Inventor jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, the Inventor represents that there are no such Prior Inventions. If, in the course of the Relationship with the Company, the Inventor incorporates into a Company product, process or machine a Prior Invention owned by the Inventor or in which the Inventor has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. The Inventor agrees that the Inventor will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of the Inventor’s right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which the Inventor may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which the Inventor is employed by the Company (collectively referred to as “Inventions”), except as provided in Section 3(e) below. The Inventor further acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by the Inventor (solely or jointly with others) within the scope of and during the period of the Inventor’s Relationship with the Company are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by the Inventor’s salary, unless regulated otherwise by applicable law.

(c) Maintenance of Records. The Inventor agrees to keep and maintain adequate and current written records of all Inventions made by the Inventor (solely or jointly with others) during the term of the Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. The Inventor agrees not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering, the Company’s business. The Inventor agrees to return all such records (including any copies thereof) to the Company at the time of termination of the Relationship with the Company as provided for in Section 4.

(d) Patent and Copyright Rights. The Inventor agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, mass work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Inventor further agrees that the Inventor’s obligation to execute or cause to be executed, when it is in the Inventor’s power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of the Inventor’s mental or physical incapacity or unavailability or for any other reason to secure the Inventor’s signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works or other registrations covering Inventions or original works of authorship assigned to the Company as above, then the Inventor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Inventor’s agent and attorney in fact, to act for and in the Inventor’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by the Inventor. The Inventor hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, which the Inventor now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

(e) Exception to Assignments. The Inventor understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Inventor’s own time, unless (a) the Inventions relate (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Inventions result from any work performed by the Inventor for the Company. The Inventor will advise the Company promptly in writing of any inventions that the Inventor believes meet such provisions and are not otherwise disclosed on Exhibit A.

4. Returning Company Documents. The Inventor agrees that, at the time of termination of the Inventor’s Relationship with the Company, the Inventor will deliver to the Company (and will not keep in the Inventor’s possession, recreate or deliver to anyone else) any and all Proprietary Information and any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by the Inventor pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. The Inventor further agrees that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, the Inventor agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

5. Notification to Other Parties.

(a) Employees. In the event that the Inventor leaves the employ of the Company, the Inventor hereby consents to notification by the Company to the Inventor’s new employer about the Inventor’s rights and obligations under this Agreement.

(b) Consultants. The Inventor hereby grants consent to notification by the Company to any other parties besides the Company with whom the Inventor maintains a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about the Inventor’s rights and obligations under this Agreement.

6. Solicitation of Employees, Consultants and Other Parties. The Inventor agrees that during the term of the Inventor’s Relationship with the Company, and for a period of twelve (12) months immediately following the termination of the Inventor’s Relationship with the Company for any reason, whether with or without cause, the Inventor shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or take away, hire or otherwise engage the services of such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away, employees or consultants of the Company, either for the Inventor or for any other person or entity. Further, for a period of twelve (12) months following termination of the Inventor’s Relationship with the Company for any reason, whether with or without cause, the Inventor shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, in each case, that are known to the Employee, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of the Inventor’s Relationship with the Company.

7. Noncompetition. During the term of the Inventor’s Relationship with the Company and for twelve (12) months following the termination of the Inventor’s Relationship for any reason, whether with or without cause, the Inventor will not, without the Company’s prior written consent, directly or indirectly work on any products or services that are competitive with products or services

(a) which were being commercially developed or exploited by the Company during the term of the Inventor’s Relationship with the Company, and/or (b) on which the Inventor worked or about which the Inventor learned Proprietary Information during the term of the Inventor’s Relationship.

8. Representations and Covenants.

(a) Facilitation of Agreement. The Inventor agrees to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company’s written request to do so.

(b) Conflicts. The Inventor represents that the Inventor’s performance of all the terms of this Agreement does not and will not breach any agreement that the Inventor has entered into, or will enter into with any third party, including without limitation any agreement to keep in confidence proprietary information acquired by the Inventor in confidence or in trust prior to commencement of the Inventor’s Relationship with the Company.

(c) Voluntary Execution. The Inventor certifies and acknowledges that the inventor has carefully read all of the provisions of this Agreement and that the Inventor understands and will fully and faithfully comply with such provisions.

9, General Provisions.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey, without giving effect to either the principles of conflict of laws or to the “draftsman” presumption.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties relating to the subject matter herein and merges all prior discussions between the Parties. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Parties. Any subsequent change or changes in the Inventor’s duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision, and this Agreement shall be construed to the fullest extent possible so as to give effect to the intentions of the provision found to be unenforceable or invalid.

(d) Successors and Assigns. This Agreement will be binding upon the Inventor’s heirs, executors, administrators and other legal representatives, and the Inventor’s successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

(e) Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(f) Injunctive Relief. The Inventor acknowledges that should the Inventor violate the provisions of this Agreement, it will be difficult or impossible to determine the resulting damage to the Company. Therefore, in the event of the Inventor’s breach of the provisions of this

Agreement, in addition to any other remedies it may have, the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this agreement without the necessity of proving actual damage.

(g) Attorneys’ Fees. The Inventor agrees that the Inventor will be liable for all costs or expenses, including, but not limited to, attorneys’ fees, that the Company may incur in enforcing the provisions of this agreement, regardless of whether litigation is actually commenced to enforce the provisions of this Agreement. The Company’s right to costs or expenses, including attorneys’ fees shall include any fees, costs or expenses incurred in the pursuit of any appeal and shall include any fees, costs or expenses incurred in defending any litigation or claim brought by the Inventor regarding the provisions of this Agreement.

(h) Consent to Jurisdiction. The Inventor hereby consents to the jurisdiction of the state or federal courts sitting in New Jersey over any litigation or claim brought to enforce the terms of this Agreement or to determine any rights under this Agreement. Any litigation or claim brought by the Inventor relating in any way to this Agreement may be brought only in a state or federal court located within New Jersey.

(i) ADVICE OF COUNSEL. THE INVENTOR ACKNOWLEDGES THAT IN EXECUTING THIS AGREEMENT THE INVENTOR HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND THE INVENTOR HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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IN WITNESS WHEREOF, each Party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

	CANCER GENETICS, INC.		INVENTOR

By:	/s/ Raju S.K. Chaganti		/s/ Louis J. Maione
	Name:	Raju S.K. Chaganti	Louis J. Maione
	Title:	CHAIRMAN

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED UNDER SECTION 3

Title	Date	Identifying Number or Brief Description

         No inventions or improvements

         Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Cancer Genetics, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”).

I further certify that I have complied with all the terms of the Company’s Proprietary Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Proprietary Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or take away, hire or otherwise engage the services of such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away, hire or otherwise engage the services of employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twelve (12) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

I further agree that for twelve (12) months from the date of this Certificate, I shall not, without the Company’s prior written consent, directly or indirectly work on any products or services that are competitive with products or services (a) which were being commercially developed or exploited by the Company during the term of my employment relationship with the Company, and/or (b) on which I worked or about which I learned Proprietary Information (as that terms is defined in that certain proprietary information agreement, by and between the Company and me, dated                          during my employment relationship with the Company.

Date:
Louis J. Maione